UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2004

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-11671	55-0628089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Federal Street, Bluefield, WV	24701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 325-8181

(Former name or former address, if changed since last report) Not applicable

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Item 5. Other Events.

On January 20, 2004, First Century Bankshares, Inc. (“First Century”) was advised by the actuary for its employee pension plan that lump sum distributions made by the plan during the second quarter of 2003 had triggered recognition of previously deferred actuarial losses under the accounting provisions set forth in Statement of Financial Accounting Standards No. 88. The second quarter lump sum payments, combined with other payments throughout the year, will result in an additional charge to 2003 earnings of approximately $743,000, prior to any income tax benefits. First Century will restate the financial information set forth in its Form 10-Q for the period ending June 30, 2003, and its Form 10-Q for the period ending September 30, 2003.

First Century was further advised that under the terms of the plan, certain significant lump sum payments anticipated to be made in 2004 will require additional charges to earnings in the periods these payments are made. Management is unable to estimate the full impact any such charges may have on the company’s results of operations or financial condition during 2004. The plan in question has been amended in an effort to minimize these SFAS No. 88 charges in the future.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release announcing the impact to 2003 earnings of the recognition of previously deferred actuarial losses under the provisions of Statement of Financial Accounting Standards No. 88, and First Century’s intent to restate the financial information set forth in its Form 10-Q for the period ending June 30, 2003, and its Form 10-Q for the period ending September 30, 2003.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	First Century Bankshares, Inc.

	By:	/s/ J. Ronald Hypes
J. Ronald Hypes, Treasurer
(Principal Accounting and Financial Officer)

	Date:	January 23, 2004

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